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                                                                    EXHIBIT 23.1


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18945) pertaining to the 1992 Stock Incentive Plan, as amended, and the Amended and Restated Directors Stock Option Plan, and the Registration Statement (Form S-8 No. 333-90524) pertaining to the 2002 Stock Option Plan of Redhook Ale Brewery, Incorporated of our report dated January 23, 2004 with respect to the financial statements of Redhook Ale Brewery, Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                             ERNST & YOUNG LLP

Seattle, Washington
March 26, 2004